UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 444-1630

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.  Other Events.

On June 28, 2017, America First Multifamily Investors, L.P. (the “Partnership”), entered into agreements, in the normal course of business, to purchase two corridor interest rate caps.  The principal terms of the corridor interest rate cap agreements are as follows:

	Corridor Rate Cap #1	Corridor Rate Cap # 2
Trade Date	June 28, 2017	June 28, 2017
Effective Date	June 15, 2017	June 15, 2017
Termination Date	August 15, 2019	August 15, 2020
Notional Amount	$92,550,751.02	$83,440,614.87
Corridor Cap Rate*	1.50% - 3.00%	1.50% -3.00%
Cap Index**	SIFMA	SIFMA
Reset Dates	Weekly	Weekly
Fixed Rate Payer	Partnership	Partnership
Floating Rate Payer	Barclays Bank PLC	Barclays Bank PLC

*For the floating rate option, if the SIFMA Cap Index exceeds 3.00% per annum as determined on any Reset Date, then SIFMA for such Reset Date shall be 3.00% per annum.

**USD-SIFMA Municipal Swap Index (“SIFMA”)

On July 5, 2017, the Partnership issued a press release regarding the above-referenced corridor interest rate cap agreements, a copy of which is attached hereto as Exhibit 99.1to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: July 5, 2017	By:	/s/ Craig S. Allen
Printed: Craig S. Allen
Title: Chief Financial Officer